MEMORANDUM OF AGREEMENT OF LEASE ENTERED INTO AS OF THE 24TH of July, 2015.

BETWEEN

SINOMONDE HOLDINGS INC., a body politic and corporate, duly incorporated according to law, and having its head office and principal place of business at 99 Viger West, in the City of Montréal, province of Québec, H2Z 1E9.

Hereinafter referred to as the "**Lessor**".

AND

VACANCES SINORAMA INC., a body politic and corporate, duly incorporated according to law, and having its head office and principal place of business at 998 Boul. St-Laurent Bur. 518 , in the City of Montréal, province of Québec, H2Z 9Y9.

Hereinafter collectively referred to as the "**Lessee**".

WHO, for the purposes of this lease, make the following declarations and agree as follows:

ARTICLE 1 OBJECT

1.1 Location and description

The LESSOR hereby leases the following property to the LESSEE

Location at the 988 Clark Street, in the City of Montréal, province of Québec, H2Z 1J9.

The LESSEE shall be known as "VACANCES SINORAMA INC" and shall not be entitled to carry on any other business whatsoever except that set forth in Article 2 hereinafter mentioned without the prior written consent of the Lessor.

ARTICLE 2 USE OF LEASED PREMISES

2.1 The leased premises shall be used solely as a **TRAVEL AGENCY**. The Lessor warrants that the leased premises can be used for this purpose.

2.2 The Lessee covenants that the lessee shall carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and shall not do anything on or in the Premises in contravention of any of them.

ARTICLE 3 TERM

3.1 Commencement and expiry

This lease shall have a term of FIVE (5) years, commencing on the first day of August 1st 2015 and expiring on the 31st of July, 2020.

3.2 No tacit renewal

This lease shall expire at the end of the term, without notice or demand, by the sole operation of law. There shall be no automatic renewal. Continued occupation of the premises by the Lessee after expiry of the term without a written agreement with the Lessor shall not constitute tacit renewal of this lease. In such a case, the Lessor may at its option, (a) treat the lessee as though it had not left the premises at the expiry of the term and exercise it recourses, or (b) consider such occupation on the basis of a monthly lease, with all the terms and conditions of this lease except (i) for term, (ii) for the rent, which shall be double the rent payable during the last year preceding the expiry of the term or during the last renewal; period, as applicable, payable in instalments in advance on the first day of each month, and (iii) that no inducement payment or allowance, renewal option, reduction in rent, right of first refusal, right to additional space, or other similar right or concession shall be granted.

3.3 Option to renew

Subject to the Lessee's not being in default hereunder, the Lessor grants to the Lessee an option to renew this lease for an additional term of **FIVE** (5) years under the same terms and conditions and increases subject to the C.P.I. (Consumer Price Index).

To exercise the option or not, the Lessee must notify the Lessor in writing of its intention no later than **Six** (6) months prior to the expiry of this lease.

ARTICLE 4 CONDITIONS OF PREMISES AT DELIVERY

4.1 The Lessee shall take the leased premises as his and will make the necessary renovations of the leased premises, provided that the Lessor approves the plans for the renovations prior to affecting same.

ARTICLE 5 CONTINUOUS OCCUPATIONS

The Lessee shall occupy the leased premises as of the effective date of the lease and shall thereafter continue to occupy the whole of the leased premises and operate its business in a normal, continuous and energetic fashion during usual business hours, unless prevented there from by government authority for any reason except its own negligent misconduct. The Lessee acknowledges that the continuous and normal occupation of the leased premises and their use for the purpose of which they were leased are of utmost importance to the Lessor, to prevent the appearance and impression of abandonment generally created by vacant premises, facilitate the rental of vacant space, and promote the renewal of other leases and the maintenance of the nature and quality of the Lessor's immovable and the leased premises by other lessees. It acknowledges that the Lessor will suffer serious and irreparable damage if the leased premises remain vacant after the commencement of this lease, if they are abandoned during the term of the lease, or if the Lessee does not comply with this paragraph, even if the Lessee continues to pay the required rent. Moreover, the Lessee acknowledges that, given the urgency in such situations, the Lessor shall be entitled to protect its rights by injunction.

ARTICLE 6 RENT

6.1 This lease is granted in consideration of a base rent per year in the amount of **EIGHTY ONE THOUSANDS SIX HUNDRED DOLLARS ($81.600)**, plus GST&QST, which the Lessee undertakes to pay to the Lessor at the address hereinabove mentioned or at any other place in the Province of Québec it may indicate in writing from time to time to the Lessee, as of the effective date of the lease and throughout the term, without deduction, reduction, or compensation, in advance on the first day of each month, in legal tender of Canada as follows:

6.1.1 During the first year of the lease, in 12 equal consecutive monthly instalments of **SIX THOUSANDS EIGHT HUNDRED DOLLARS ($6800)** plus GST&QST, each, as of August 1st, 2015;
6.1.2 Each year following the first year an increase no greater than C.P.I. (Consumer Price Index) shall be applied.
6.1.3 The LESSOR grant LESSEE free of rental for the first two month of the Lease, from the date of execution hereof until September 30th, 2015 in order to enable the LESSEE to effect the required renovations.

ARTICLE 7 TAXES, UTILITIES AND SERVICES

7.1 The LESSOR shall pay, prior to delinquency, property taxes, school taxes and other municipal taxes the owner is legally obliged to pay, during the Lease term on the Leased Premises.

7.2 The Lessee must pay for permits and other charges and contributions made or imputed upon the property of the Lessee and which are in the leased premises or which are ancillary to the business carried on therein even if a claim for payment for such matters is made to the Lessor.

7.3 In the event that the Lessee fails and/or neglects to pay the amount due for any public services or for taxes, permits or other contributions or charges which it has undertaken to pay by virtue of the presents, and which are registered against the leased premises, the Lessor may, if the situation is not corrected after having given written notice of ten (10) days to the Lessee, pay these amount itself. All payments thus made by the Lessor shall constitute additional rental payable immediately with interest at the prime rate charged by the (name of bank) to its most favoured clients plus three (3) percent, commencing on the date on which payment is made until the date of reimbursement.

ARTICLE 8 MAINTENANCE OF ELASED PREMISES

8.1 REPAIRS, ALTERATIONS, DESTRUCTION AND IMPROVEMENTS

8.1.1 Obligation to Repair

With the exception of structural repairs, the Lessee, is obligated, during the term of the present Lease, and at his own expense, (saving express indication to the contrary herein), to repair, maintain, decorate and keep in good condition, as a careful owners would do, the premises as well as all the equipment and accessories installed for the exclusive use of the premises, whether or not they be installed in such premises, as well as all the Lessee's improvements that have been made or may be made thereto. Notwithstanding the foregoing, the Lessee may not make repairs, substitutions, decoration or lessee's improvements to the premises without having first obtained the written consent of the Lessor and having submitted to the latter the plans for prior approval.

Insofar as concerns structural repairs inside the premises, the Lessee hereby undertakes to promptly notify the Lessor of the necessity of such repairs as soon as he becomes aware thereof, and the Lessor shall make such repairs or any structural repairs that he deems necessary, at the expense of the lessees or, if only one or more of the latter are responsible for the damage, at their expense. For purposes of the present Lease, structural repairs refer to the walls exposed to the elements (except for store-fronts and window-panes), the roof, the outer heating system and the electrical distribution panel for the premises.

8.2 Right to Examine the Premises

During the term of the present Lease, the Lessor, his servants, employees and agents may from time to time legally enter into the premises, as the Lessor deems appropriate, during working hours or, in case of emergency, at any other time, without this constituting a total or partial eviction of the Lessee, in order to:

8.2.1 Verify the state of the premises and the repairs, decoration, equipment, accessories and improvements thereto

8.2.2 Make such alterations or repairs as he consider necessary for the security, preservation, good administration or improvement of the premises or the commercial area, as well as the lessee's spaces abutting the premises.

Furthermore, it is understood that if repair or maintenance work is necessary following such examination, and the Lessee is liable therefore in virtue of these presents, such work shall be properly carried out by the Lessee within seven (7) days following notification given to him. Should the Lessee neglect to repair and insure the maintenance required under the terms of the present Lease, the Lessor, without prejudice to all his other rights or recourses, may without being obliged thereto, carry out the necessary repair or maintenance work and the Lessee shall immediately reimburse, as additional rent, all monies disbursed. In no case may the Lessor, his contractors, sub-contractors, agents or employees be held liable for the contractual or extra-contractual damage caused to the premises or to anything found thereon, as a result of entry into same, the examination therefore or the above-mentioned work, and the Lessee shall not have the right to exact or claim any reduction in or rebate of rent.

8.3 Right of the lessee to make Alterations

The Lessee may, at any time and at his own expense, carry out all Lessee's improvements to the premises which, according to him, may best answer the needs of his business, on condition, nevertheless:

8.3.1 that before undertaking such work, he first submit the plans and specifications to the Lessor and receive the written approval of the latter;

8.3.2 that he bring about no alterations, additions or improvements to the structure or to the exterior walls; and

8.3.3 That he cause to be immediately taken away from the immovable property the rubbish and waste materials which have accumulated thereon during such work.

ARTICLE 9 INSURANCE

9.1 The lessee shall, during the term of the lease and at its expense, carry general civil liability insurance underwritten by a recognized insurer, the terms and conditions whereof must be acceptable to the Lessor, covering bodily injury, damage to the property of others, all liability assumed by the Lessee hereunder, the liability resulting from full operation by the lessee or any other person on the leased premises or from the execution of work by the Lessee or any other person, including persons for whom the Lessee is legally responsible in any other part of the immovable. The inclusive limit of the policy must be TWO MILLION DOLLARS ($2,000,000.00) per occurrence of bodily injury, death, or property damage, or any greater amount the Lessor may reasonably require from time to time.

9.2 The Lessee shall not commit any act or keep in or about the leased premises any substance that might increase the risk of fire or the insurance premiums for the immovable. At no time may the Lessee bring into or keep on the leased premises flammable, contaminated, or dangerous materials or explosive substances.

9.3 Should the Lessor's insurance premiums under any policy covering or relating to the immovable increase as a result of an breach of the terms and conditions of this lease by the Lessee or because of the nature of the Lessee's business on the leased premises, the Lessee shall promptly reimburse the amount of the increase, plus fifteen percent (15%) to cover administration costs, to the Lessor upon receipt of a statement. This amount shall be due as rent, without prejudice to the Lessor's right to remedy the incident that caused the increase in insurance premiums.

9.4 Simultaneously with the execution of this lease, the lessee shall furnish the Lessor with a certificate of insurance or a binder for the required policy and, thereafter, any insurance certificate respecting the maintenance or renewal of the required policy fifteen (15) days before its expiry. Should the Lessee fail to carry the prescribed insurance, pay the premiums, or provide the Lessor with the certificate, the Lessor may subscribe to the required policies itself, for its own benefit and that of the Lessee, covering a period not to exceed one year, or it may pay the premiums, as applicable, and all premiums so paid by the Lessor, plus fifteen percent (15%) to cover administration costs, shall be reimbursed by the Lessee upon receipt of the statement.

9.5 Dangerous Substances

The Lessee shall not bring into the premises inflammable, explosive or other material or substances which would increase the risk of fire on the insurance premiums paid by the Lessor on the immovable property. The Lessee shall conform to the rules, regulations and requirements of his own insurers and of the insurers of the Lessor, as well as of any inspector carrying out an inspection of the premises at the request of the Lessor or of any association of insurers relating to the insurance of the immovable property.

ARTICLE 10 NON-RESPONSABILITY OF LESSOR

10.1 The LESSOR shall not be responsible for any damage or injuries of whatsoever nature caused to the LESSE, its agents, officers or employers or any other person who is on the LEASED PREMISES visiting the LESSEE or the latter's employees or any other person. In particular and without limiting the generality of the foregoing, the LESSOR shall not be responsible for any damages or whatsoever nature caused to the property resulting from any deficiency in the pipes, the interruption of public service, water leakage, steam, rain or snow wherever it may occur in the building, or any break in any water pipe or any other problem resulting from the plumbing fixtures or automatic sprinklers. The LESSOR shall not be responsible, in addition, for any damages caused by the act or omission on the part of any other lessee. The LESSEE shall promptly notify the LESSOR of any damage or possible damage that is within its power to remedy and for which it is responsible pursuant to this Lease.

10.2 The LESSOR shall act diligently to remedy the situation provide that same has not been caused directly or indirectly by the LESSEE. The latter shall have no right whatsoever to any reduction in rent as a result of any deficiencies, interruption or service or damages.

ARTICLE 11 DAMAGE AND DESTRUCTION

11.1 Destruction of leased premises

If the leased premises are destroyed or damaged in an event for which the Lessor is insured, the following rules shall apply.

11.1.1 Damage that cannot be repaired within one hundred and eighty (180) days

If the Lessor is of the opinion that the damage or destruction is such that the leased premises are totally unusable or that it is impossible or dangerous to use them, and if, in either case, the Lessor is also of the opinion (which must be given in writing to the Lessee within thirty (30) days following the loss that the damage cannot be repaired with due diligence within one hundred and eighty (180) days following the loss, either party may, within ten (10) days following receipt of the opinion, resiliate the lease by giving written notice to that effect, ion which case, the lease shall expire on the date of the destruction or damage, and the rent and all other amounts due by the Lessee under the terms hereof shall be computed and paid in full up to the date of the destruction or damage. Where neither the Lessor nor the Lessee resiliates the lease, the rent shall be suspended as from the date of the damage until the date on which the lased premises are repaired and normal occupation by the Lessee is possible.

11.1.2 Damage that can be repaired within one hundred and eighty (180) days

If the Lessor is of the opinion that the damage or destruction is such that the leased premises are totally unusable or that it is impossible or dangerous to use them, but in either case, the Lessor is also of the opinion (which must be given in writing to the Lessee within thirty (30) days following the loss) that the damage can be repaired with due diligence within one hundred and eighty (180) days following the loss, the Lessor shall make the repairs necessary to restore the leased premises, and the rent shall be suspended as from the date of the damage until the date on which the leased premises are repaired and occupation by the Lessee is possible. Where the Lessor is of the opinion that the damage can be repaired within one hundred and eighty (180) days following the loss, and that the nature of the damage is such that partial use of the leased premises is possible for the purposes for which they were leased, the rent shall, until the damage is repaired, be

reduced in the proportion that the portion of the leased premises rendered unusable is to the whole of the leased premises.

11.2 Destruction of the immovable

If the immovable is partially destroyed or damaged such that twenty-five percent (25%) or more of the rentable area of the immovable is affected, or if the Lessor is of the opinion that the immovable has become dangerous, whether or not the leased premises themselves are affected, and the Lessor is of the opinion (which must be given in writing to the Lessee within thirty (30) days following the loss) that the damage cannot be repaired with due diligence within one hundred and eighty (180) days following the loss, either party may, within ten (10) days following service of the opinion, resiliate this lease, win which case it shall expire on the date of destruction or damage, and the rent and all other amounts due by the Lessee under the terms hereof shall be computed and paid in full up to the date of the destruction or damage.

11.3 No obligation to rebuild

No provision of this lease shall oblige the Lessor to repair or rebuild the alterations, improvements, or other property of the Lessee.

11.4 Destruction by Lessee

If the damage to the leased premises or to the immovable is attributable to the Lessee or to persons to whom the Lessee allow the use of, or access to, the premises, the damage may be repaired by the Lessor at the Lessee's expense, and the Lessee shall forfeit it right to resiliate the lease under this article and shall not be entitled to any suspension or reimbursement or rent, the whole subject to the Lessor's other rights and recourses.

12 LIABILITY

12.1 Limitation of the Lessor's Liability

Saving the case of negligence or of fault, the Lessor, his employees, agents or servants may in no event be held liable for loss or damage to the property belonging to the Lessee, his employees or any other person while such property is found on the premises or immovable property. Without restricting the generality of the foregoing, the Lessor, his employees, agents or servants may not be liable for damage of any kind, loss and expenses, whatever be the cause thereof, in the following cases:

12.1.1 In the event of a reduction or interruption of heating, circulation of cold air, lighting electric current, water or the poor functioning of the sprinklers, plumbing and sewers, or of any service;

12.1.2 In the event of damage or inconvenience caused by the infiltration of water, snow or ice in the premises or immovable property, through the roof, light wells, trap-doors, sprinklers, windows or otherwise, or by any defect to breakage in any pipe, tank, accessory, apparatus or other equipment, breakage which may, amongst others, cause an emission of smoke, steam, gas or overflow of water or melted snow, or the gas to fail in the premises or immovable property;

12.1.3 In the event of fire, false alarm, explosion, theft or burglary
12.1.4 In the event of damage or inconvenience caused by the state or arrangement of the ducts and electrical wires or others;

12.1.5 In the event of damage or inconvenience caused by the acts, omissions or negligence of the other lessees or occupants of the immovable property or by the owners or occupants of the neighbouring buildings, or by third parties, even after putting-in-default by the Lessee to the Lessor;

12.1.6 In the event of major repairs, alterations, improvements or changes to the structure of the immovable property or to any thing or service linked thereto. In addition, the Lessor, his employees, agents or servants may not be held liable for any loss or damage for which the Lessee must take out insurance.

In all the cases enumerated therein above, the Lessor shall carry out the necessary repairs with due diligence.

12.2 Renunciation by the Lessee

The Lessee hereby expressly renounces to any reduction in rent, compensation or other claim for damages, costs, loss or expenses, whatever be the cause thereof, in the cases enumerated in section 11.1.

13 VISITING RIGHTS

13.1 The Lessor may at any time, during business hours have the premises visited by potential purchasers of the immovable property or part thereof. Furthermore, during the twelve months preceding the expiry of the term of the present Lease or of any renewal thereof, the Lessor may, during business hours, have the premises visited by potential lessees and post the usual FOR RENT sign on the premises and the Lessee hereby agrees to tolerate such sign.

14 OBLIGATIONS OF THE LESSEE

14.1 Additional Obligations of the Lessee

In addition to the obligations already assumed in virtue of the present Lease, the Lessee hereby undertakes:

14.1.1 Payment of Rent

To pay the base rent and the additional rent herein stipulated, as well as any other monies payable in virtue of the present Lease.

14.1.2 Maintenance and Upkeep

To see that the appropriate maintenance and upkeep is done and top keep the premises clean and free of garbage, refuse or other things which could contribute to increasing insurance risks, produce disagreeable or nauseating odours or obstruct passages or publics spaces. The Lessee shall place all garbage and refuse in appropriate containers in the locations indicated by the Lessor, who shall have them removed at the Lessee's expense and bill the cost thereof to the Lessee as additional rent.

14.1.3 Noise

To see that no noise or lighting deemed annoying by the Lessor is heard or seen outside the premises, without the Lessor's prior written consent.

14.1.4 Extermination of Animals and Noxious insects

To utilise at the Lessee's expense and as often as may be require by the Lessor the services of an animal and noxious insect exterminator chose by the latter.

14.1.5 Requisition for Registration of the Lease

To not require the registration of the present Lease other than by summary, at his own expense, after having had the summary approved by the Lessor. The summary shall not contain any monetary clause, except for the obligatory particulars prescribed by law and the provincial regulation on publicity.

14.1.6 Interior Outfitting

To look after the interior outfitting of the premises in accordance with the regulations laid down by the lessor.

14.1.7 Lighting of the Shop-Windows

To leave the shop-windows and signs illuminated until midnight daily, including Sundays and holidays or until such other day or hour as may be determined by the Lessor.

14.1.8 Loading Dock

To use the loading dock of the immovable property for receiving and shipping all merchandise or other objects requiring such use, in accordance with the regulations laid down by the Lessor.

14.1.9 Nuisance for the Clients of the Lessor

To do nothing which may constitute a nuisance to the rights of the Lessor or the other lessees.

14.1.10 Use of the Electric Current

To see that his use of the electric current does not exceed the capacity provided by the Lessor for the premises.

14.1.11 Use of the Assets belonging to the LESSOR
The LESSEE shall carefully use of the assets which belong to the Lessor, and shall be properly maintained as his own assets.

ARTICLE 15 LESSOR'S OBLIGATIONS

15.1 The LESSOR shall provide and operate the building including electricity, water, heating and air conditioning systems for leased premises at its cost and expenses.

ARTICLE 16 SIGNS

16.1 Subject to receipt of the prior written consent of the LESSOR, which consent shall not be unreasonably withheld, and which consent shall pertain to the specifications, designs, place and the method of installation of illuminated signs or any other form of illuminated advertisements, the LESSEE may install at its own cost and expense such sign or signs on the exterior portion of the leased premise, and shall maintain and operate such signs only during reasonable hours that the LESSOR may, at its sole discretion, determine. These signs shall remain the property of the LESSEE and must be removed at the expiration of the lease and any damage caused by such removal shall be remedied by the LESSEE at its cost and expense.

ARTICLE 17 PARKING

17.1 One free parking's rights (exterior parking lot near Viger Street) are included in this lease. For any additional, the Lessee, its agents, officers and employees are eligible to pay parking in the Building in which the leased premises are located at the hourly or monthly rates established by the Lessor.

ARTICLE 18 NO ASSOCIATION BETWEEN LESSOR AND LESSEE

18.1 It is hereby agreed and understood that nothing contained in this lease nor any other document between the Parties shall be considered as creating any form of association between the Parties except that of Lessor and Lessee.

ARTICLE 19 WAIVER BY LESSOR

19.1 Failure of the Lessor to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall be construed as a waiver or relinquishment or any such covenant, condition, or right or option, but the same shall remain in full force and effect. All delays mentioned herein are mandatory as are all clauses, conditions and agreements contained in this Lease.

ARTICLE 20 PUBLIC ORDERS

20.1 The Lessee shall not use nor let the leased premises be used in any manner which would be an infringement of public order.

ARTICLE 21 ASSIGNMENTS

21.1 Assignment of Sub-Lease

The Lessee may neither give away, transfer or otherwise assign the present Lease, sub-let the premises, in whole or in part, nor allow any charge to affect the present Lease, the premiers, the lessee's improvements or any part thereof, nor tolerate or permit the occupation of the premises, in whole or in part, by other persons, without having obtained the prior written consent of the Lessor, which consent may not be refused without serious reason.

Notwithstanding any assignment of this lease, the Lessee shall always remain solitarily liable for the fulfillment of the obligations under this lease.

ARTICLE 22 SECURITY

22.1 Security Deposit

In order to guarantee the performance or the LESSEE'S obligations under this Offer the subsequent LESSE, the LESSEE hereby deposits the sum of $20.400.00 (three months of the base rent) to be held by the LESSOR without any interest being payable on such amount, to be applied against all amounts payable by the LESSEE to the LESSOR which become due or overdue.

ARTICLE 23 END OF LEASE

23.1 Removal of works and improvements

The Lessee shall not, at the end of the lease, remove its works and improvements without the prior written consent of the Lessor. The works and improvement shall form part of the leased premises and shall at all times remain free of any charge, security, or hypothec; they shall become the Lessor's property as of their installation and shall be delivered by the Lessee with the leased premises at the end of the lease, without indemnity or compensation. Nevertheless, should the Lessor so require, the Lessee shall, at the end of the Lease at its expense, remove the works and improvements indicated by the Lessor, and the Lessee shall be obliged to return the leased premises in accordance with such demand. Should the Lessee fail to remove all or part of such alterations, repairs, improvements installations, or additions in accordance with the Lessor's demand, the Lessor or its representatives may do so at the Lessee's expense. The Lessee shall pay such expenses, plus fifteen percent (15%) to cover

administration costs, to the Lessor, without prejudice to the Lessor's other rights and recourses.

ARTICLE 24 HYPOTHECS

24.1 Right of the Lessor to affect the Immovable Property

The right of the Lessor under the present lease may be assigned from time to time to a purchaser or hypothecary creditor.

24.2 Certification of the Validity of the Lease

At any time and from time to time during the term of the present Lease and within ten (10) days following a request of the Lessor to this effect, the Lessee shall sign and remit to any person designated by the Lessor a certificate prepared by the Lessor, certificate which may indicated, amongst others, if such be the case:

24.2.1 that the present Lease has been validly signed and returned by the Lessee with the requisite formalities;

24.2.2 that the present Lease has not been altered and that it is fully enforceable (or, if it has been altered, that the present Lease as altered is fully enforceable and that the alterations are hereto attached);

24.2.3 the date of commencement of the Lease and its day of expiry;

24.2.4 the date on which the minimum rent, the percentage rent and the additional rent have been paid;

24.2.5 that the Lessee is not presently in default in payment of any minimum percentage or additional rent in virtue of the present Lease and that there is no actual or alleged infraction on the part of one or other of the Parties hereto; in the affirmative, the certificate must specify the nature and extent of such infractions;

24.2.6 that no rent has been paid more that thirty (30) days before its due date;

24.2.7 that the Lessee has accepted and occupies the premises and that to hi knowledge the said premises are free from any defect of construction.

24.3 Subordination

The present Lease as well as all the rights of the Lessee under the terms of these presents are at all times subject to and subordinated to the rights of any hypothecary creditor. Upon demand, the Lessee must subordinate the present Lease as well as all his rights hereunder to the rights of the hypothecary creditor in such manner as the Lessor may require and, should it be requested of him, the Lessee shall become the lessee of such hypothecary credit. Every time that the ownership of the immovable property changes hands, regardless of the circumstances, the Lessee shall acknowledge the rights of the new owner of the immovable property and become his lessee as if this new owner had been the Lessor in virtue of the present Lease and the obligations and undertakings of the Lessor in virtue of these presents shall then ipso facto terminate to the extent that the new owner assumes same.

ARTICLE 25 LESSOR SECURITY

25.1 The Lessee hereby hypothecates all of the movable property presently located and / or installed in the leased premises and/ or their replacement additions, pertaining to the operation of the store and without limiting the generality of the foregoing, shall include furniture, fixtures and equipment, in favour of the Lessor to guarantee the payment of the rental, any interest on

any arrears of the payment and any other obligations hereunder in the amount of ten thousand dollars ($10,000.00).

25.2 The conventional hypothec herein constituted shall be on a universality of property without which the present lease would not have been granted by the Lessor.

25.3 The conventional hypothec herein created is without delivery and shall be subject to Articles 2673, 2674 and 2734 of the Civil Code of Québec. The Lessee represents and warrants to and covenants with the Lessor that the said moveable hypothec shall constitute and remain during the whole term and any renewal or extension thereof, a first ranking charge on all of the moveable property charged hereunder. The Lessee undertakes and obliges itself to maintain the said moveable property and all accessories, at all times, in good order and repair and shall replace same whenever requested by the Lessor.

ARTICLE 26 INFRACTIONS

26.1 Rights of Resiliation

Whenever:

26.1.1 the Lessee fails to pay any rent or other amount due under the terms of Lease within 5ive (5) days of its due date;

26.1.2 should, during the term of the Lease, the property of moveable effects situated in the premises be appreciably affected by any action or omission on the part of the Lessee in such manner as to lessen any guarantee existing in favour of the Lessor;

26.1.3 should any write of execution be taken out against the goods or property of the Lessee, and mainlevée thereof not be obtained within fifteen (15) days following the writ;

26.1.4 should the Lessee become insolvent, avail himself of any law relating to insolvency, or be the object of any proceedings taken under any such law;

26.1.5 should steps be taken for the liquidation or dissolution of the Lessee or his property and not be discontinued within five (5) days of notice to this effect by the Lessor to the Lessee;

26.1.6 should a sequestrator, trustee, guardian or other official holding similar powers be named to the property located in the premises, to the Lessee's enterprise or to the Lessee himself;

26.1.7 should the premises become vacant for a period of five (5) consecutive days, at any time during the term of the Lease because of the abandonment thereof by the Lessee or following his expulsion by judicial proceedings taken for non-payment of rent, violation of an undertaking or for any other cause;

26.1.8 should the Lessee fail, within five (56) days following written notice from the Lessor, to rectify any infraction in the observance or execution of one or other of the non-monetary undertakings contained in the present Lease or should the Lessee of one of his agents falsify a statement to be provided to the Lessor;

26.1.9 should the Lessee sell his enterprise, unless it be accompanied by an assignment of the Lease authorized by the Lessor;

26.1.10 should an insurance policy taken out for the immovable property, the Lessor or the Lessees of the commercial area by cancelled or threatened with cancellation because of the use and occupancy of the premises or part thereof by the Lessee;

OH [initials]

26.1.11 should the Lessee fail to respect the provisions of these presents concerning assignments or sub-lease;

26.1.12 should the lessee fail to move into the premises, take possession thereof, open his business and actively carry-on operations as required by the present Lessee;

26.1.13 should one or more prior claims or hypothecs be registered against the premises or the commercial area as a result of any act of omission on the part of the Lessee;

26.1.14 should the Lessee or any other person, at any time during the term of the Lease, remove or try to remove from the premises, without the written consent of the Lessor, any of the moveable property of the Lessee, except during the ordinary course of his activities or when replacement or renovation work is being done;

26.1.15 should the premises be sued by any other person or for purposes other than those provided for in the present Lease without the written consent of the Lessor;

26.1.16 should the Lessee violate or permit any person under his authority to violate any provision whatsoever of these presents concerning the use of the premises,

then, in such event, the Lessee shall be immediately in default, it being understood that the mere lapse of time for any delay prescribed in any section of this Lease will have the effect of putting the Lessee in default, and the Lease will immediately terminate, upon written notice to this effect from the Lessor, the whole without any liability on the part of the Lessor or any damage whatsoever in favour of the Lessee.

26.2 Consequences of a Resiliation

In any case of default hereunder and under reserve of the other rights and recourses created in his favour under the present Lease or by law and notwithstanding any other provision of law, the Lessor may avail himself of the following rights and recourses, which are cumulative and not alternative;

26.2.1 the right to terminate the Lease by written notice to the Lessee and following any such notice, the Lessee may no longer remedy the default in questions;

26.2.2 the right to enter into the premises, as the Lessee's mandatory, and to re-let same for such term and upon such conditions as the Lessor may determine at his discretion, to collect the rent for the premises, to take possession, as the Lessee's mandatory, of any of the Lessee's belongings then found therein, to store same at the Lessee's risks and perils or to sell or otherwise assign such property in such manner as the Lessor may deem appropriate, and without notice to the Lessee; to make alterations to the premises in order to facilitate their re-letting, to apply the proceeds of any sale or re-letting to the payment of all expenses incurred by the Lessor with regards to such re-letting or sale and any other debt of the Lessee due to the Lessor and, finally, to payment of the arrears of rent owing; any balance left over shall be retained by the Lessor and imputed to future payments of rent coming due. The Lessee shall remain liable to the Lessor for any insufficiency;

26.2.3 the right to remedy or to try to remedy, at the Lessee's expense and without any liability on the part of the Lessor, any default of the Lessee under the present Lease on the latter's behalf and to enter into the premises for such purpose;

26.2.4 the right to recover from the Lessee all damages and expenses incurred by the Lessor as a result of any default on the part of the Lessee including, should the Lessor put an end to the Lease, the right to recover as liquidated damages any discrepancy between whatever the Lessee would have paid for the rest of the term of the Lease, following such termination,

and the net amounts actually received by the Lessor for the premises during such time;

26.2.5 Should the resiliation result from any bankruptcy or insolvency or be based thereon, the right to recover from the Lessee the lesser of the following amounts: six (6) months' rent or the rent for the unexpired portion of the term of the lease on the date when the resiliation took effect.

26.3 Abandoned Property

Should the Lessee leave on the premises or near thereto movable property or accessories for more than eight (8) days after having abandoned or left the premises or after having returned the key to the premises to the Lessor, the latter will ipso factor become, without it being necessary for him to give notice thereof, the owner of such movable property and accessories, and the Lessee may not claim contractual or extra-contractual damages, nor make any other claim in this respect in additions, the Lessee shall save the Lessor harmless, indemnify him and take up his interest with regards to any claim or action taken by any person concerning same.

26.4 Requisition for Registration of the Lease

To not require the registration of the present Lease other than by summary, at his own expense, after having had the summary approved by the Lessor. The summary shall not contain any monetary clause, except for the the obligatory particulars prescribed by law and the provincial regulation on publicity.

ARTICLE 27 NOTICE AND DEMANDS

27.1 Delivery of Notices by the Lessor

Any notice given or demand made in accordance with his Lease, by the Lessor to the Lessee, shall be considered as having been duly given or duly made as soon as it has been delivered to the Lessee in person or left on the premises or sent to the Lessee at the address of the premises.

27.2 Delivery of Notices by the Lessee

In the same manner, any notice given or demand made by the Lessee to the Lessor shall be considered as having been duly given or duly made as soon as it has been delivered to the Lessor in person or sent by mail to 99 Viger Street West, in the City of Montréal, province of Québec H2Z 1E9 or to any other address which the Lessor may indicate in writing to the Lessee.

27.3 Election of Domicile by the Lessee

For purposes of delivery of any notice, legal proceedings or other legal documents relating to any law suit or proceedings which the Lessor has taken against the Lessee, the latter elects domicile on the premises or at the office the Clerk of the Judicial District of MONTREAL.

ARTICLE 28 HEADINGS

28.1 Headings

The headings used in the present Lease shall serve only to facilitate the understanding of the text and shall not be considered as forming part thereof or serve to interpret the Lease.

ARTICLE 29 LAWS

29.1 Laws of Québec

The present Lease shall be governed by the laws in force in Québec. In the event that any provision of this Lease by declared illegal or unenforceable according to the laws of Québec, any such provision shall be

thereupon considered bas not forming part of the Lease, which shall remain in force and continue to bind the Parties as if such provision had never formed part thereof.

ARTICLE 30 SUCCESSORS AND REPRESENTATIVES

30.1 Successors and Representatives

The present Lease is for the benefit of the Parties, their heirs, administrators, successors and representatives and binds them. This section must nevertheless not be interpreted as permitting the Lessee to sub-let the premises or to assign or transfer his rights in virtue of this Lease, save as stipulated and permitted under this Lease.

ARTICLE 31 PRIOR AGREEMENTS

31.1 The Lessee acknowledges that the execution of this lease shall constitute the conclusive presumption that all agreements and representations of any kind whatsoever, written or oral, previously entered into are made by the parties hereto, shall be solely those set forth in this lease.

ARTICLE 32 RESTRICTIVE COVENANTS

32.1 The Lessee aggress not to open another business establishment within a radius of two (2) miles from the leased premises for the duration of this lease, or any renewal thereof, with the exemption of premises already occupied by him within the area.

ARTICLE 33 REAL ESTATE BROKER

33.1The Lessee hereby warrants that no real estate agent or broker has negotiated or participated in the negotiated or participated in the negotiations and conclusion of this Lease. The Lessee hereby undertakes to pay the commissions due to any agents working for him.

ARTICLE 34 NET NET

34.1 It is the intention of the Parties that all Minimum Annual Rent and additional rent shall be net net to the Lessor. The Lessee shall pay for its own account to the complete exoneration of the Lessor, all costs and expenses affecting the leased premises.

ARTICLE 35 NEGOTIATIONS

35.1 The Lessee acknowledges that he / she / it has been given ample opportunity to negotiate the Offer prior to the conclusion of this lease hereof.

ARTICLE 36 MISCELLANEOUS

36.1 Where the work "Lessee" designates more than one person, each person shall be solidarily liable towards the Lessor for the payment of rent and the fulfillment of the obligations under this lease, the whole without benefit of division or discussion.

36.2 This lease shall not be published otherwise than in the form of the notice provided for in article 2999.1 of the Civil Code civil of Québec which notice shall contain only a reference to this ease, the identification of the Lessee and the Lessor, the description of the immovable in which the leased premises are situated, the effective date and expiry date of the lease, and any options to renew. The notice must have the prior written approval

of the Lessor. The Lessee shall, at is expense, see to the cancellation of the notice at the end of the lease. If this is not done within twenty (20) days of the end of the lease, the Lessor may do so at the expense of the Lessee.

36.3 The Lessee renounces compensation and the withholding form rent of any sum the Lessor may owe the Lessee.

36.4 All sums due by the Lessee under the terms hereof shall be considered rent.

36.5 An inventory list of assets belonging to the LESSOR is attached to this contract. At the expiration of the lease term, the LESSEE will surrender the Premises in as a good state and condition as they were at the commencement of this lease, reasonable use and wear and damages by the elements excepted.

ARTICLE 37 LANGUAGE

37.1 The Lessor and the Lessee declare that they have required the present lease and all documents relating thereto to be drawn up in the English Language.

Le Locateur et le Locataire reconnaissent avoir requis que ce bail ainsi que les écrits qui s'y rapportent soient rédigés en langue anglaise.

AND AFTER DUE READING HEREOF, the partiers hereto have signed with and in the presence of the undersigned Notary.

WITNESS

Name

Address

Occupation

Baojun Wang

Name

Address

Occupation

LESSOR
SINOMONDE HOLDINGS INC.

Per:
Mr. Dominic Cavalluzi

Per:
Ms. Alice Xiao

LESSEE
VACANCES SINORAMA INC.

Per :
Mr. Hong Qian